UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549




                                   FORM 8-K




                                CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934



                                 May 15, 1997
               Date of Report (Date of earliest event reported)




                        AMERICAN DISPOSAL SERVICES, INC.
            (Exact name of registrant as specified in its charter)



          Delaware                  0-28652
13-3858494
(State or other jurisdiction  Commission File Number
(I.R.S. Employer
     of incorporation or
Identification Number)
        organization)





         745 McClintock Drive, Suite 305, Burr Ridge, Illinois
60521
                   (Address of Principal Executive Offices)



                                (630) 655-1105
             (Registrant's telephone number, including area code)



                                Not Applicable
        (Former name or former address, if changed since last report.)

Item 2.  Acquisition

     On May 15, 1997, the Company acquired substantially all of the assets of Liberty Disposal, Inc. ("Liberty Disposal"), a privately held waste management operation in Rhode Island, for approximately $14.5 million plus an additional payment for accounts receivable (the "Acquisition"). The Company funded the Acquisition with proceeds from a public offering of the Company's Common Stock (see Item 5 below). Liberty Disposal operates 25 routes and offers commercial, residential and industrial waste collection and recycling services in Rhode Island and Massachusetts. The Company believes that the Acquisition will substantially increase the Company's revenue base in the Rhode Island region, resulting in the Company owning and operating one of the three largest collection companies in Rhode Island and positioning the Company to expand further its market share in the region and the contiguous markets.

Item 5.  Other Events

     On May 13, 1997 the Company consummated a public offering of 4,600,000 shares of common stock, par value $.01 per share (the "Common Stock"), at a price to the public of $16.50 per share and an underwriting discount of $.90 per share. Net proceeds to the Company were approximately $70 million and were used to fund the Acquisition and to repay indebtedness. Following the offering, the Company has outstanding 13,472,501 shares of Common Stock.

     On May 22, 1997, the Company increased the amount of its credit facility from $125 million to $200 million. The amended credit facility with ING (U.S.) Capital Corporation, as Administrative Agent, Morgan Guaranty Trust Company of New York, as Syndication Agent, Union Bank of California, N.A., as Documentation Agent, BHF-Bank Aktiengesellschaft and Bank of America Illinois, as Co-Agents and certain other financial institutions as Lenders (the "Credit Facility") provides for a term loan of $60 million and an expansion facility of $140 million to be used for acquisitions (of which $20 million may be used for working capital and letter of credit purposes). The various loans under the Credit Facility bear interest at rates per annum equal to, at the Company's discretion, either: (i) the higher of (a) the federal funds rate plus 0.5% and (b) the prime rate, plus an applicable margin ranging from 0% to 1%; or (ii) the London Interbank Offered Rate ("LIBOR"), plus an applicable margin ranging from 1% to 2.5% and, having maturities ranging from 2002 to 2004. The Company's ability to use the expansion facility is based on a number of covenants, including the maintenance of specified debt to equity and fixed charge coverage ratios. Other covenants contain limitations on the payment of dividends and the incurrence of additional debt.

In April 1997 the Company acquired a collection operation and an exclusive transfer station contract from Browning-Ferris
Industries of Connecticut, Inc. in southwestern Connecticut. The town of Stratford , Connecticut holds the permit to the transfer station which the Company will operate under an exclusive agreement.




Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired.
Incorporated by
          reference to the Company's Registration Statement on Form S-1
          (Registration No. 333-24103).

     (b) Pro Forma Financial Information. Incorporated by reference to the
          Company's Registration Statement on Form S-1
(Registration No.
          333-24103).

     (c) The following documents are furnished as Exhibits to this Current
          Report on Form 8-K pursuant to Item 601 of Regulation
S-K:

          10.1 Asset Purchase Agreement dated as of March 24,
1997 by and
               among Liberty Disposal, Inc., John M. Harpootian,
Trustee,
               The Liberty Disposal, Inc. Charitable Remainder
Annual
               Trust--1997 and the Company.*

          10.2 Second Amended and Restated Credit Agreement dated as of
               May 22, 1997 among the Company, ING (U.S.) Capital Corporation, as Administrative Agent, Morgan
Guaranty Trust
               Company of New York, as Syndication Agent, Union
Bank of
               California, N.A., as Documentation Agent, BHF-Bank Aktiengesellschaft and Bank of America Illinois,
as Co
               Agents and certain other financial institutions, as Lenders.


____________
     * Filed as an exhibit to the Company's Registration
Statement on Form S-1 (Registration No. 333-24103).























                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMERICAN DISPOSAL SERVICES,
INC.



Date:  May 29,  1997
                                   /s/ Stephen P. Lavey
                                   Stephen P. Lavey
                                   Vice President and
                                        Chief Financial Officer